EXHIBIT 4.3

              (Certificate of Trust of MainStreet Capital Trust I)



                                  EXHIBIT 4.3

                              CERTIFICATE OF TRUST

                                       OF

                           MAINSTREET CAPITAL TRUST I


                  This Certificate of Trust is being executed as of November 12, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del.C.
Sections 3801 et seq. (the "Act").
                  The undersigned hereby certifies as follows:

                  1. Name. The name of the business trust is "MainStreet Capital Trust I" (the "Trust").

                  2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                           The Bank of New York (Delaware)
                           23 White Clay Center
                           Route 273
                           Newark, Delaware 19711.

                  3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being all the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                         THE BANK OF NEW YORK (DELAWARE),
                                                             as Delaware Trustee

                                             By: /s/ Frederick W. Clark
                                                 ____________________________
                                                 Name: Frederick W. Clark
                                                       Authorized Signatory

                                               ADMINISTRATIVE TRUSTEE

                                               By: /s/ James E. Adams
                                                   __________________________
                                                   Name: James E. Adams

                                               ADMINISTRATIVE TRUSTEE

                                               By: /s/ Rebecca J. Jenkins
                                                   ___________________________
                                                   Name: Rebecca J. Jenkins

                                               ADMINISTRATIVE TRUSTEE

                                               By: /s/ Brenda H. Smith
                                                   __________________________
                                                   Name: Brenda H. Smith

                                       MAINSTREET BANKGROUP INCORPORATED,
                                       as Sponsor

                                          By: /s/ James E. Adams
                                              __________________________
                                              Name: James E. Adams
                                              Title:   Executive Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer